UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☐  Preliminary Information Statement
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☑  Definitive Information Statement

LIBRA ALLIANCE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person Filing the Information Statement)

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NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING
INFORMATION STATEMENT
INFORMATION STATEMENT
DESCRIPTION OF SECURITIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
FINANCIAL INFORMATION
INCORPORATION BY REFERENCE

LIBRA ALLIANCE CORPORATION
1901 Eastpoint Parkway
Louisville, Kentucky 40223
(502) 244-6666

NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

Approximate Date of Mailing: March 23, 2010

To the Stockholders of Libra Alliance Corporation:

The attached Information Statement is furnished by the Board of Directors (the “Board”) of Libra Alliance Corporation (hereinafter, the “Company”). The Company, a Nevada corporation, is a public company registered with the U.S. Securities and Exchange Commission, and the Common Stock of the Company is currently quoted on the Over the Counter Bulletin Board (OTCBB.com).

The attached Information Statement describes the amendments to the Articles of Incorporation of the Company that the common stockholders of the Company have approved, which would do the following: (1) change the name of the Company to “Lightyear Network Solutions, Inc.”; (2) increase the number of authorized shares of common stock to 70,000,000; and, (3) authorize a new class of Preferred Stock, to be designated “Preferred Stock,” having the rights, powers and privileges described in more detail in the attached Information Statement.

These amendments to the Articles of Incorporation of the Company were approved so that the Company may fulfill its contractual obligations under the securities exchange transaction between the Company and LY Holdings, LLC (“LYH”), a Kentucky limited liability company. On February 12, 2010, LYH exchanged 100% of the equity in Lightyear Network Solutions, LLC for shares of common stock of the Company, thereby acquiring a controlling interest in the Company. The exchange of common shares, which resulted in the change of control, did not require the approval of the stockholders of the Company. The Company filed a Schedule 14F-1 relating to the change of control on February 22, 2010.

Under the terms of the securities exchange transaction, the Company must authorize a new class of preferred stock having rights, privileges and preferences described in more detail in the attached Information Statement. Shares of the new class of preferred stock will be issued to LYH.

On February 25, 2010, stockholders holding 10,000,000 shares, or 53.33%, of our issued and outstanding Common Stock consented in writing to the amendment of the Articles of Incorporation. This consent was sufficient to approve the amendment of the Articles of Incorporation under Nevada law and our Bylaws.

This Information Statement is being mailed to holders of record of Common Stock as of the close of business on February 25, 2010. The Company had 18,748,033 shares of common stock outstanding as of February 25, 2010. There were no shares of preferred stock outstanding as of February 25, 2010.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS
IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

The control share acquisition and dissenter’s rights provisions of Chapter 78 of the Nevada Revised Statues are not applicable to the matters disclosed in this Information Statement. Accordingly, there are no stockholder dissenters’ or appraisal rights in connection with any of the matters discussed in this Information Statement.

INFORMATION STATEMENT

Please read this Notice and Information Statement carefully and in its entirety. It describes the terms of the actions taken by the stockholders. In addition, information about the Company included in the Current

Report on Form 8-K filed with the Securities and Exchange Commission on February 19, 2010 has been incorporated by reference into this Information Statement, and a copy of that report accompanies this Information Statement. See “Incorporation By Reference.”

The reports we file with the SEC and the accompanying exhibits may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, NE, Washington, DC 20549. Copies of such materials may also be obtained from the SEC at prescribed rates. The SEC also maintains a Web site (www.sec.gov) that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC.

Although you will not have an opportunity to vote on the approval of the amendments to our Articles of Incorporation, this Information Statement contains important information about the amendments to the Articles of Incorporation, the securities exchange transaction and the business of the Company.

By Order of the Board of Directors

/s/  J. Sherman Henderson III
J. Sherman Henderson III,
Chief Executive Officer

LIBRA ALLIANCE CORPORATION
1901 Eastpoint Parkway
Louisville, Kentucky 40223
(502) 244-6666

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A
PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the stockholders of Libra Alliance Corporation, a Nevada corporation (the “Company,” “we” or “us”), to advise them of the corporate actions that have been authorized by written consent of the Company’s stockholders, who collectively own 53.33% of the Company’s sole class of outstanding capital stock. These actions are being taken without notice, meetings or votes in accordance with the Private Corporations law of the Nevada Revised Statutes (“NRS”), Sections 78.315 and 78.320. This Information Statement is being mailed to the stockholders of the Company on or about March 23, 2010.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement, and the documents which we incorporate by reference in this Information Statement, may contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statement of the plans and objectives of management for future operations, and any statement of assumptions underlying any of the foregoing. These statements may contain words such as “expects,” “anticipates,” “plans,” “believes,” “projects,” and words of similar meaning. These statements relate to our future business and financial performance.

Actual outcomes may differ materially from these statements. The risk factors listed in this Information Statement as well as any cautionary language in this Information Statement, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the SEC.

Libra Alliance Corporation (the “Company”), a Nevada corporation, is a public company registered with the U.S. Securities and Exchange Commission, whose Common Stock may be traded on the Over the Counter Bulletin Board (OTCBB.com). On February 12, 2010, the Company and LY Holdings, LLC (“LYH”), a Kentucky limited liability company, entered into a securities exchange transaction upon the approval of the Company’s Board of Directors. As a result of this securities exchange transaction, the Company now owns 100% of the equity in Lightyear Network Solutions, LLC (“Lightyear”), a Kentucky limited liability company, and LYH owns a controlling voting interest in the common stock of the Company.

To fulfill its contractual obligations under the securities exchange transaction, the Company must authorize a new class of preferred stock having rights, privileges and preferences as outlined in the section of this Information Statement entitled, “Description of Securities,” below. Shares of the new class of preferred stock will be issued to LYH pursuant to the securities exchange agreement.

To authorize the new class of preferred stock and to fulfill the Company’s obligations relating to the securities exchange transaction, the existing Articles of Incorporation of the Company (the “Articles of Incorporation”) must be amended: 1) to change the name of the Company to “Lightyear Network Solutions, Inc.”; 2) to increase the number of authorized shares of capital stock of the Company to 70,000,000; and, 3) to authorize a new class of Preferred Stock, to be designated “Preferred Stock,” having the rights, powers and privileges described in more detail below.

On February 25, 2010, stockholders holding 10,000,000 shares, or 53.33%, of our issued and outstanding Common Stock consented in writing to the amendment of the Articles of Incorporation. This consent was sufficient to approve the amendment of the Articles of Incorporation under Nevada law.

The Lightyear Transaction

Lightyear is a telecommunications business that provides products and services including internet/intranet, calling cards, advanced data, conferencing, Voice over Internet Protocol services and wireless services.

LYH contacted the Company in the fall of 2009 to discuss a possible transaction between LYH and the Company. Negotiations between LYH and the Company ensued. In entering the securities exchange transaction, the purpose of the Company was to combine with a business with the potential for growth, and the purpose of LYH was to combine with a public company entity that would allow additional liquidity for LYH shareholders and to induce potential investors to invest in the business of Lightyear.

On February 12, 2010, LYH and the Company entered into a Securities Exchange Agreement (the “Securities Exchange Agreement”). The Securities Exchange Agreement provided that 100% of the equity of Lightyear would be exchanged for 10,000,000 shares of common stock and 9,500,000 shares of preferred stock of the Company (the “Securities Exchange”). Simultaneous with the Securities Exchange, the Company entered into a series of contribution agreements (the “Contribution”) whereby certain debtholders of LYH exchanged promissory notes of LYH in the aggregate principal amount of $5,149,980 for 3,242,533 shares of common stock of the Company.

The Securities Exchange Agreement provides that the Securities Exchange is to be accomplished in two steps: first, on February 12, 2010, 100% of the equity of Lightyear was exchanged for shares of common stock of the Company and a covenant to issue 9,500,000 shares of preferred stock of the Company upon amendment of the Articles of Incorporation; and then, after the Articles of Incorporation are amended, 9,500,000 shares of preferred stock of the Company are to be issued to LYH. Under the terms of the Securities Exchange Agreement, the Company is obligated to authorize a new class of preferred stock, to be designated “Preferred Stock.”

The Securities Exchange was executed on February 12, 2010, and the officers and directors of Lightyear and LYH took effective control of the operations of the Company at that time.

The 9,500,000 preferred shares of the Company will be issued following the distribution of this Information Statement to our shareholders and the amendment to the Articles of Incorporation.

Corporate Action Taken

On February 25, 2010, LYH, the stockholder of the Company holding the requisite number of shares to approve such action, executed a written consent to amend the Company’s Articles of Incorporation as described below. As of February 25, 2010, there were 18,248,033 shares of Common Stock outstanding, and stockholders collectively holding 10,000,000 shares of Common Stock, or 53.33% of the total, executed the written consent to amend the Articles of Incorporation.

The following provisions of the Articles of Incorporation were amended:

1. Name Change.  The name of the Company shall be “Lightyear Network Solutions, Inc.”

2. Increase Number of Authorized Shares.  The number of shares of authorized common stock of the Company shall be increased to 70,000,000.

3. Designation of Preferred Stock.  A new series of Preferred Stock, to be designated “Preferred Stock,” will be authorized for issuance. Nine Million Five Hundred Thousand (9,500,000) shares of Preferred Stock shall be authorized. These shares of Preferred Stock vote as a single class with shares of Common Stock. Each share of Preferred Stock has rights, preferences and privileges, including: (i) a stated value of $2.00;

(ii) dividends of 5% on the aggregate stated value payable when, as and if declared; (iii) conversion into one share of Common Stock (subject to adjustments) at the option of the holder or upon the occurrence of events relating to a secondary public offering, stock price or trading volume or conversion of other preferred shares; (iv) the right to elect a majority of the board of directors for so long as the originally issued Preferred Stock is outstanding; (v) a liquidation preference equal to the sum of the stated value and all accrued but unpaid dividends; (vi) a premium upon a change of control transaction equal to the liquidation preference; and (vii) certain negative covenants regarding the declaration of dividends, the issuance of additional Preferred Stock and the issuance of debt. The rights, preferences and privileges of the shares of Company Preferred Stock are described in greater detail in “Description of Securities,” below.

The amendment to the Articles of Incorporation will become effective twenty (20) days after the filing and dissemination of this Information Statement.

The amendment to the Articles of Incorporation is required to fulfill the Company’s obligations under the Securities Exchange Agreement, as outlined above. The Securities Exchange and the Securities Exchange Agreement have been approved by the Board and no further corporate action is required.

Because the amendment of the Company’s Articles of Incorporation under the Securities Exchange Agreement is an obligation under the Securities Exchange Agreement, the Company may be liable for damages, or subject to monetary penalties under the Securities Exchange Agreement, if the Articles of Incorporation are not amended in a timely manner.

No Vote Required

We are not soliciting consents to approve the amendment to the Articles of Incorporation. Nevada law permits the Company to take any action which may be taken at an annual or special meeting of its stockholders by written consent, if the holders of a majority of the shares of its Common Stock sign and deliver a written consent to the action to the Company.

No Appraisal Rights

Under Nevada law, stockholders have no appraisal or dissenters’ rights in connection with the amendments to our Articles of Incorporation.

Interests of Certain Parties in the Matters to be Acted Upon

None of the directors or executive officers of the Company has any substantial interest resulting from the amendments to the Articles of Incorporation that is not shared by all other stockholders pro rata, and in accordance with their respective interests. While, as described in the section of this Information Statement entitled, “Security Ownership of Certain Beneficial Owners,” certain of the Company’s directors own interests in companies which, in turn, own interests in LYH, none of the directors or executive officers of the Company will own, or has or will have any rights to, any shares of Preferred Stock.

Change in Control

On February 12, 2010, the officers of Lightyear assumed operating control of the Company. Moreover, LYH now holds 53.33% of the outstanding shares of Common Stock of the Company. More information regarding the beneficial ownership of the shareholders of the Company may be found in “Security Ownership of Certain Beneficial Owners,” below.

DESCRIPTION OF SECURITIES

The Company is currently authorized under its Articles of Incorporation to issue 20,000,000 shares of common stock (“Common Stock”), par value $0.001 per share. The Articles of Incorporation do not currently authorize any shares of preferred stock. The Articles of Incorporation will be amended to authorize a series of preferred stock, which will have the rights, privileges and preferences described in detail below.

As of immediately before the Securities Exchange, there were 5,505,500 shares of Common Stock issued and outstanding.

In the Securities Exchange, the Company agreed to issue 10,000,000 shares of Common Stock and 9,500,000 shares of Preferred Stock to LYH in exchange for all of the outstanding equity in Lightyear.

The following descriptions of Company capital stock are only summaries and do not purport to be complete and are subject to and qualified by the Articles of Incorporation, the Company’s bylaws, and the provisions of the applicable corporate laws of the State of Nevada.

Common Stock

Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The Company may pay dividends at such time and to the extent declared by the Board in accordance with Nevada corporate law. Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All outstanding shares of Common Stock are fully paid and non-assessable. To the extent that additional shares of Common Stock may be issued in the future, the relative interests of the then existing stockholders may be diluted. The rights, preferences and privileges of Common Stock will be subject to the rights, preferences and privileges of Preferred Stock, as described below.

Preferred Stock

Before the Securities Exchange, the Company had had no preferred stock authorized by its Articles of Incorporation. After the Securities Exchange, the Company’s Articles of Incorporation will be amended to authorize 9,500,000 shares of Preferred Stock. Each share of Preferred Stock will have the following rights, preferences and privileges, including:

Stated Value

The stated value (“Stated Value”) of Preferred Stock will be $2.00 per share.

Dividends

The holders of Preferred Stock will be entitled to receive dividends at the rate of 5% of the aggregate Stated Value of Preferred Stock held by them per annum, which shall accrue and be payable when, as and if declared by the Board. If the Company fails to pay dividends on Preferred Stock on a quarterly basis, the dividend payment rate will increase to 8% per annum with respect to dividends previously accrued and unpaid and any future dividend payments, until such time as all accrued dividends have been paid and distributed, at which time the rate of 5% per annum shall resume.

Conversion

Preferred Stock will be convertible at any time or from time to time, in whole or in part, at the option of the holder, into shares of Common Stock (the “Conversion Shares”) by multiplying the number of shares of Preferred Stock being converted by the Applicable Conversion Rate. The “Applicable Conversion Rate” means the quotient obtained by dividing the Stated Value by the then-current Optional Conversion Price. The “Optional Conversion Price” will initially be equal to the Stated Value, and thereafter will be adjusted as set forth below.

Holders of Preferred Stock will be required to convert Preferred Stock into shares of Common Stock upon any of the following events:

•	An underwritten or registered direct secondary public offering for not less than $40 million of gross proceeds (a “Qualifying Secondary”) and the Conversion Shares are (a) registered for resale, and (b) not subject to any lock-up or other restriction on transfer following the 180th day from closing of the Qualifying Secondary;

•	Common Stock has for 20 consecutive trading days (a) closed at a price equal to not less than 200% of the then Optional Conversion Price and (b) traded not less than 500,000 shares per day; or

•	Conversion of at least 50% of the amount of Preferred Stock originally issued.

Adjustment of the Optional Conversion Price

The Optional Conversion Price will be adjusted ratably for all stock splits, stock dividends, reclassifications, or similar events.

Liquidation Preference

In the event of a winding up, dissolution or liquidation of Libra, or upon a Change of Control transaction, the holders of the Preferred Stock will receive an amount per share equal to the greater of: (i) the Stated Value and any accrued but unpaid dividends thereon; or (ii) the amount that would be received by each share of Common Stock, assuming the conversion of all outstanding Preferred Stock into Common Stock before such occurrence (the “Liquidation Preference Amount”). A “Change of Control” transaction (or series of related transactions) is a sale or transfer of all or substantially all of the assets or equity of the Company, a merger or consolidation or other acquisition transaction in which the shareholders of the Company immediately preceding the transaction hold less than 50% of the shares (calculated on an as-converted, fully diluted basis) of the Company immediately after the transaction.

Voting Rights

On all matters submitted to the stockholders for a vote, each holder of Preferred Stock will be entitled to the number of votes equal to the number of shares of Common Stock into which such holder’s shares of Preferred Stock could be converted into, with the holders of the Preferred Stock and the Common Stock voting together as a single class.

Board Representation

For so long as at least 50% of the Preferred Stock originally issued is outstanding, the Preferred Stockholders will be entitled to elect a majority of the members of the Company’s board of directors.

Veto Rights

For so long as at least 50% of the Preferred Stock originally issued is outstanding, the Company will not without the affirmative vote or written consent of holders of more than 50% of the then outstanding shares of Preferred Stock voting as a separate class:

•	Declare or pay dividends to the holders of Common Stock without paying, in addition to dividends owed to Preferred Stock, the amount which the Preferred Stockholders would have received had their Preferred Stock been converted into Conversion Shares at the Optional Conversion Price immediately before the record date for the payment of such dividends.

•	Issue any additional preferred stock ranking senior in right of liquidation to the Preferred Stock.

•	Sell, transfer, pledge or otherwise encumber any of the Company’s assets otherwise than in the ordinary course of business.

•	Issue any debt, secured or unsecured, of any kind, other than trade debt, in excess of the amount outstanding as of February 12, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following tables set forth information as of March 9, 2010, after giving effect to the consummation of the Securities Exchange, regarding beneficial ownership of the Company and of LYH by the following groups: (i) each of our directors, (ii) each of our named executive officers, (iii) all of our directors and named executive officers as a group, and (iv) each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock. Immediately before the Securities Exchange, none of our directors and executive officers was the beneficial owner of any capital stock of the Company.

The shares of Common Stock indicated as being owned by LYH in the following table include both shares of Common Stock directly owned and the right to receive shares of Preferred Stock pursuant to the Securities Exchange Agreement. Each share of Preferred Stock will be entitled to the number of votes equal to the number of shares of Common Stock into which such holder’s shares of Preferred Stock could be converted into, with the holders of the Preferred Stock and the Common Stock voting together as a single class.

We have determined that none of our directors or executive officers will be deemed individually to beneficially own any shares of Common Stock under Rule 13d-3 of the Exchange Act. For investor information purposes, the table below includes the ownership positions of our directors and executive officers in both the Company and LYH.

	The Company		LYH
	Number of	Percent	Number of	Percent
Directors and Executives	Shares	Ownership (%)	Shares	Ownership (%)

J. Sherman Henderson III(1)	—	0%	6,250,000	50%
Chris T. Sullivan(2)	—	0%	3,733,750	30%
Brent Rice(3)	—	0%	1.250,000	10%
Ronald L. Carmicle	—	0%	—	0%
Rigdon O. Dees III(4)	—	0%	1,000,000	8%
Elaine G. Bush	—	0%	—	0%
Stephen M. Lochmueller	—	0%	—	0%
John Greive	—	0%	—	0%

Total	—	0%	12,233,750	98%

	The Company		LYH
	Number of	Percent	Number of	Percent
5% Beneficial Owners	Shares	Ownership (%)	Shares	Ownership (%)

LY Holdings, LLC	19,500,000	69%	—	0%
Total	19,500,000	69%	—	0%

(1)	Includes 6,250,000 units held by LANJK, LLC (a limited liability company in which Judy Henderson, Mr. Henderson’s wife, owns 100% of the equity and which is managed by Mr. Henderson)

(2)	Includes 3,733,750 units held by SullivanLY, LLC (a limited liability company managed by Mr. Sullivan)

(3)	Includes 1,250,000 units held by Rice-LY Ventures, LLC (a limited liability company managed by Mr. Rice)

(4)	Includes 1,000,000 units held by Telemix Investments, LLC (a limited liability company managed by Mr. Dees)

FINANCIAL INFORMATION

You can find financial information regarding the Company in the Current Report on Form 8-K, filed on February 19, 2010, a copy of which accompanies this Notice and Information Statement. Financial statements of Lightyear, filed as Exhibits 99.1 through 99.3 to our Current Report on Form 8-K filed on February 19, 2010, also accompany this Information Statement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information we file with the SEC, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this Information Statement. We incorporate herein the following information contained in or attached to our Current Report on Form 8-K filed on February 19, 2010: (1) the section of Item 2.01 entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and (2) Exhibits 99.1 to 99.3. A copy of our Current Report on Form 8-K filed on February 19, 2010, including exhibits thereto, accompanies this Information Statement.

By Order of the Board of Directors:

LIBRA ALLIANCE CORPORATION

By:	/s/ J. Sherman Henderson III
J. Sherman Henderson III, President and
Chief Executive Officer

Louisville, Kentucky
March 23, 2010